Exhibit 99.g












                             MUTUAL FUND CUSTODY AND

                               SERVICES AGREEMENT

                                TABLE OF CONTENTS
                                -----------------
SECTION                                                                    PAGE
-------                                                                    ----
DEFINITIONS...................................................................2
Article I - Custody Provisions................................................4
  1.    APPOINTMENT OF CUSTODIAN..............................................4
  2.    CUSTODY OF CASH AND SECURITIES........................................4
  3.    SETTLEMENT OF FUND TRANSACTIONS.......................................9
  4.    LENDING OF SECURITIES................................................10
  5.    PERSONS HAVING ACCESS TO ASSETS OF THE FUND..........................10
  6.    STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES................10
  7.    APPOINTMENT OF SUBCUSTODIANS.........................................12
  8.    OVERDRAFT FACILITY AND SECURITY FOR PAYMENT..........................12
  9.    TAX OBLIGATIONS......................................................13
Article II - Foreign Custody Manager Services................................14
  1.    DELEGATION...........................................................14
  2.    CHANGES TO APPENDIX C................................................14
  3.    REPORTS TO BOARD.....................................................14
  4.    MONITORING SYSTEM....................................................14
  5.    STANDARD OF CARE.....................................................14
  6.    USE OF SECURITIES DEPOSITORIES.......................................15
ARTICLE III - Information Services...........................................15
  1.    RISK ANALYSIS........................................................15
  2.    MONITORING OF SECURITIES DEPOSITORIES................................15
  3.    USE OF AGENTS........................................................15
  4.    EXERCISE OF REASONABLE CARE..........................................15
  5.    LIABILITIES AND WARRANTIES...........................................15
Article IV - General Provisions..............................................16
  1.    COMPENSATION.........................................................16
  2.    INSOLVENCY OF FOREIGN CUSTODIANS.....................................16
  3.    LIABILITY FOR DEPOSITORIES...........................................16
  4.    DAMAGES..............................................................16
  5.    INDEMNIFICATION; LIABILITY OF THE FUND...............................16
  6.    FORCE MAJEURE........................................................17
  7.    TERMINATION..........................................................17
  8.    INSPECTION OF BOOKS AND RECORDS......................................18
  9.    MISCELLANEOUS........................................................18
APPENDIX A.  AUTHORIZED PERSONS..............................................22
APPENDIX B.  TRUST OFFICERS..................................................23
APPENDIX C.  SELECTED COUNTRIES...............................................1
APPENDIX D.  list of funds ...................................................5
EXHIBIT A.  CUSTOMER IDENTIFICATION PROGRAM NOTICE............................3

                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

        This AGREEMENT, effective as of the 1ST day of October, 2004, and is between PRIMECAP ODYSSEY FUNDS, (the "Trust") a statutory trust organized under the laws of Delaware having its principal office and place of business at 225 South Lake Avenue, Suite 400, Pasadena, California 91101-3005, on behalf of itself and each of its Series listed on Appendix D, and MELLON BANK, N.A., (the "Custodian") a national banking association with its principal place of business at One Mellon Center, Pittsburgh, PA 15258.

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Trust is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Trust has made the Series listed on Appendix D subject to this Agreement (each such series, together with all other series subsequently established by the Trust and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Fund" and collectively as the "Funds");

        WHEREAS, the Trust and the Custodian desire to set forth their agreement with respect to the custody of the Funds' Securities and cash and the processing of Securities transactions;

        WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

        WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II; and

        WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

        NOW THEREFORE, the Trust and the Custodian agree as follows:

                                   DEFINITIONS

        The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. "Act": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2. "Agreement": this agreement and any amendments.

3. "Assets": any of the Funds' investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Funds' transactions in such investments.

4. "Authorized Person": the Chairman of the Trust's Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Fund which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

5. "Board": the Board of Trustees of the Trust.

6. "Book-Entry System": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7. "Business Day": any day on which the Fund, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8. "Certificate": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Fund by an Authorized Person or Persons designated by the Board to issue a Certificate.

9. "Eligible Securities Depository": the meaning of the term set forth in Rule 17f-7(b)(1).

10. "Foreign Custodian": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Fund.

11. "Instructions": (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Trust to the Custodian (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Trust pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the "Workbench web site") and (iv) all directions by or on behalf of the Trust pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Trust, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement.
Instructions shall be in writing, by facsimile transmission, electronic transmission subject to the Custodian's practices, or any other method specifically agreed to in writing by the Trust and Custodian, provided that the Custodian may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

12. "Primary Custodian": the meaning set forth in Rule 17f-7(b)(2).

13. "Prospectus": a Fund's current prospectus and statement of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

14. "Risk Analysis": the analysis required under Rule 17f-7(a)(1)(i)(A).

15. "Rules 17f-4, 17f-5 and 17f-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

16. "Security" or "Securities": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Fund.

17. "Securities Depository": a system for the central handling of securities as defined in Rule 17f-4.

18. "Selected Countries": the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with Article II.

19. "Shares": shares of each Fund, however designated.

                        ARTICLE I. - CUSTODY PROVISIONS

1. Appointment of Custodian. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

2. Custody of Cash and Securities.

        a. Receipt and Holding of Assets. The Trust will deliver or cause to be delivered to the Custodian all Securities and monies owned by each Fund at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of each Fund with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of a Fund deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

        b. Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Trust shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to each respective
Fund:

               (1) In payment for Securities purchased for such Fund;

               (2) In payment of dividends or distributions with respect to Shares;

               (3) In payment for Shares which have been redeemed by such Fund;

               (4) In payment of taxes;

               (5) When Securities are sold, called, redeemed, retired, or otherwise become payable;

               (6) In  exchange  for or upon  conversion  into other  securities
alone  or  other   securities   and  cash   pursuant  to  any  plan  or  merger,
consolidation, reorganization, recapitalization or readjustment;

               (7) Upon conversion of Securities pursuant to their terms into other securities;

               (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

               (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

               (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Fund;

               (11) In connection with any borrowings by such Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

               (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to such Fund.

               (13) For the purpose of redeeming Shares of the capital stock of such Fund and the delivery to, or the crediting to the account of, the Custodian or such Fund's transfer agent, such Shares to be purchased or redeemed;

               (14) For the purpose of redeeming in kind Shares of such Fund against delivery to the Custodian, its Subcustodian or the Fund's transfer agent of such Shares to be so redeemed;

               (15) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

               (16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

               (17) Upon the termination of this Agreement; and

               (18) For other proper purposes as may be specified in Instructions issued by an officer of the Trust which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Trust.

       c. Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

               (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

               (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to a Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to a Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, when information is not published in sources routinely used by the Custodian, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar instruments;

               (3)  Surrender   Securities  in  temporary  form  for  definitive
Securities;

               (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Fund;

               (5) Submit or cause to be submitted to the applicable Fund or its investment advisor as designated by the Trust information actually received by the Custodian regarding ownership rights pertaining to property held for the applicable Fund;

               (6) Deliver or cause to be delivered any Securities held for the applicable Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

               (7) Deliver or cause to be delivered any Securities held for the applicable Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

               (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Fund and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Fund;

               (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

               (10) Deliver Securities owned by the applicable Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom when information is not published in sources routinely used by the Custodian, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the applicable Fund applicable Fund with respect to put bonds or similar investments;

               (11) Give the Trust written notice (which may be electronic) of Corporate Actions (defined below) whenever the Custodian receives information concerning the property held hereunder which requires discretionary action by the beneficial owners of such property (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or other material intended to be transmitted to such holders requiring an action or response by a Fund ("Corporate Actions");

               (12) The Custodian will send to the Trust or the Authorized Persons all proxies (if issued in the name of the Custodian's nominee or the nominee of a central depository), notices and communications with respect to securities in the Funds that call for voting within a reasonable time after sufficient copies are received by the Custodian for forwarding to its clients;

               (13) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Fund; and

               (14)  Execute  any  and  all   documents,   agreements  or  other
instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

       d. Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Fund during the day. Where securities purchased by a Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Fund. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and monies held for each Fund under this Custody Agreement.

        e. Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Fund in the name of the Trust or the Fund, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Fund and which may from time to time be registered in the name of the Trust or the applicable Fund.

        f. Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish segregated accounts on behalf of the applicable Fund to hold and deal with specified assets as shall be directed.

3. Settlement of Fund Transactions.

        a. Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Trust acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

        b. Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the applicable Fund, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

        c. Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. Lending of Securities. The Custodian may lend the assets of a Fund in accordance with the terms and conditions of a separate securities lending agreement, approved by the Trust.

5. Persons Having Access to Assets of the Fund.

        a. No trustee or agent of the Trust, and no officer, director, employee or agent of the Trust's investment adviser, of any sub-investment adviser of the Trust, or of the Trust's administrator, shall have physical access to the assets of the Funds held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Funds to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust's investment adviser, with any sub-investment adviser of the Trust or with the Trust's administrator shall have access to the assets of the Funds.

        b. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Trust, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of a Fund or of the Funds' administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Funds prohibited by paragraph (a) of this Section 5.

6. Standard of Care; Scope of Custodial Responsibilities.

        a. Standard of Care. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

               (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian, its employees or agents.

               (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything reasonably done or omitted by it in good faith in conformity with such advice or opinion. In the event the Custodian intends to obtain the advice of its own counsel, the cost of which is to be reimbursed by the Trust, the Custodian shall first notify the Trust of the Custodian's intention to so engage counsel and seek the consent of the Trust (which consent shall not be unreasonably withheld).

        b. Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

               (1) The acts or omissions of any agent appointed pursuant to Instructions of the Trust or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Trust as collateral or otherwise pursuant to any investment strategy.

               (2) The validity of the issue of any Securities purchased by a Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

               (3) The legality of the sale of any Securities by a Fund or the propriety of the amount for which the same are sold;

               (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

               (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

               (6)  The   legality  of  the   declaration   or  payment  of  any
distribution of a Fund;

               (7) The legality of any borrowing for temporary administrative or emergency purposes.

        c. No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money.

        d. Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Fund from the Fund's transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

        e. Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

        f. No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for a Fund are such as may properly be held by such Fund under the provisions of its governing instruments or Prospectus.

       g. Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Trust. Where the Custodian is issued Instructions orally, the Fund acknowledges that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Fund shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian or its subcustodians pursuant to Instructions.

7. Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Funds, and shall be liable to the same extent that the Custodian would be liable hereunder had the Custodian acted directly for the acts or omissions of any domestic subcustodian appointed and retained by the Custodian in its sole discretion. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of a Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of a Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Trust and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time, by the Custodian and the Trust or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Trust acknowledges that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated expenses of the applicable Fund. The Custodian shall promptly notify the Trust (an "Overdraft Notice") of any Overdraft with respect to a Fund. To secure payment of any Overdraft with respect to a Fund, the Trust hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in such Fund's account from time to time in the full amount of such Overdraft. Should a Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in such Fund's account and to liquidate Securities in the account as necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

9. Tax Obligations. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

        a. The Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

        b. The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

        c. The Custodian shall provide to the Trust or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Trust or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Trust shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

        The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Trust and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Trust or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

        In making payments to service providers pursuant to Instructions, the Trust acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

10. Confidentiality. Custodian agrees (i) to use the information about the Assets of the Funds (including any information about the specific securities held by a Fund, the composition of the Fund's Assets, and any other non-public information about such Assets) only for the purposes of performing the services described under this Agreement; (ii) not to disclose any such information to any person or entity except for those limited employees of the Custodian who are required to receive this information in connection with providing services under this Agreement; (iii) to take reasonable measures to protect the secrecy of and avoid disclosure or use of such information in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized hereunder to have any such information; and (iv) to notify the Trust in writing of any misuse or misappropriation of such information which may come to the Custodian's attention. Custodian shall maintain a confidentiality policy applicable to its employees designed to protect its customers' confidential information as described in the foregoing provisions and shall take reasonable measures to keep such information confidential when provided to its agents, including subcustodians, in the performance of its duties under this Agreement.

                 ARTICLE II. - FOREIGN CUSTODY MANAGER SERVICES

1. Delegation. The Board delegates to the Custodian, and the Custodian hereby agrees to accept responsibility as the Trust's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. Changes to Appendix C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Trust and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

3. Reports to Board. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Fund's foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Trust.

4. Monitoring System. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall monitor the appropriateness of maintaining the Assets with such Foreign Custodian, and the performance of the Foreign Custodian under its contract with the Custodian, in accordance with Rule 17f-5(c)(3). The Custodian will notify the Trust as soon as possible if an arrangement with a Foreign Custodian no longer meets the requirements of Rule 17f-5, so that the Trust may withdraw its Assets in accordance with Rule 17f-5(c)(3)(ii).

5. Standard of Care. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall comply with Rule 17f-5(c)(3)(ii) and provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the factors set forth in Rule 17f-5(c)(1). In addition, the Custodian shall hold each Fund harmless from, and indemnify the Fund against, any loss, action, claim, demand, expense and proceeding, including counsel fees, that occurs as a result of the failure of any Foreign Custodian to exercise reasonable care with respect to the safekeeping of Securities and monies of such Fund.

6. Use of Securities Depositories. In exercising its delegated authority, the Custodian may assume that the Fund and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Fund decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Trust on behalf of such Fund with a Risk Analysis.

                      ARTICLE III. - INFORMATION SERVICES

1. Risk Analysis. The Custodian will provide the Trust on behalf of the Fund with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Trust on behalf of the Fund. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Trust on behalf of the Fund with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Trust on behalf of the Fund with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. Monitoring of Securities Depositories. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Trust on behalf of the Fund with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Trust on behalf of the Fund or its investment adviser of any material change in these risks.

3. Use of Agents. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. Exercise of Reasonable Care The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III unless the Custodian knows such information to be incorrect, incomplete or misleading.

5. Liabilities and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties unless the Custodian knows such information to be incorrect, incomplete or misleading. Except as provided, due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

                        ARTICLE IV. - GENERAL PROVISIONS

1. Compensation.

        a. The Trust will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian after the second anniversary of this Agreement upon not less than sixty days prior written notice to the Trust.

        b. The Custodian will bill the Trust as soon as practicable after the end of each calendar month. The Trust will promptly pay to the Custodian the amount of such billing.

        c. If not paid directly or timely by the Trust on behalf of a Fund, and unless otherwise reasonably disputed by the Trust, the Custodian may charge against assets held on behalf of such Fund compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of a Fund the amount of any loss, damage, liability or expense incurred with respect to such Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. Insolvency of Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Fund arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. Liability for Depositories. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Funds with a Securities Depository.

4. Damages. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5. Indemnification; Liability of the Fund.

        a. The Trust shall indemnify and hold the Custodian harmless from all liability and expense, including reasonable counsel fees and expenses, arising out of the performance of the Custodian's obligations under this Agreement except as a result of the negligence or willful misconduct of the Custodian, any agent or subcustodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement.

        b. The Custodian shall indemnify and hold each Fund harmless from all liability and expense, including reasonable counsel fees and expenses, (i) as a result of the negligent action, negligent inaction, or willful misconduct of the Custodian, any agent or subcustodian appointed by the Custodian, or any of its or their directors, officers, agents, nominees, or employees, in the performance of any function hereunder, or any other failure to comply with the standard of care required by this Agreement.

        c. The Trust and the Custodian agree that the obligations of the Trust under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust.

6. Force Majeure. Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond the reasonable control of the Custodian, its agents or subcustodians, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Funds' property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7. Termination.

        a. Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Trust, it shall be accompanied by a Certificate evidencing the vote of the Trust's Board to terminate this Agreement and designating a successor.

        b. In the event notice of termination is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act. If the Trust fails to designate a successor custodian, the Trust shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Funds, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Fund responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Funds.

        c. Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of a Fund, after deducting all fees, expenses and other amounts owed which have not been reasonably disputed.

        d. In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8. Inspection of Books and Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9. Miscellaneous.

        a. Appendix A is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of Authorized Persons. The Trust shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

        b. Appendix B is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

        c. Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Trust as the case may be and delivered to it at its offices at:

The Custodian:

Mellon Bank, N.A.
135 Santilli Highway
Everett, MA 02149
Attn:  Candice Walker


The Trust:
PRIMECAP Odyssey Funds
225 South Lake Avenue, Suite 400
Pasadena, CA  91101-3005
Attn. Corporate Secretary

or at such other place as the parties may from time to time designate to the other in writing.

        d. This Agreement may not be amended or modified except by a written agreement executed by both parties.

        e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

        f. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

        g. The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

        h. The Trust acknowledges and agrees that, except as expressly set forth in this Agreement, the Trust is solely responsible to assure that the maintenance of the Fund's Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Trust represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

        i. This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

        j. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        k. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate,  give  rise to a default  or right of  termination  under or  otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. The parties have received and read the "Customer Identification Program Notice", a copy of which is attached to this Agreement as Exhibit A.

        l. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

PRIMECAP ODYSSEY FUNDS

By:     /s/ Joel P. Fried
        ----------------------------------------
Name:   Joel P. Fried
Title:  Co Chief Executive Officer



MELLON BANK, N.A.


By:     /s/ Christopher Healy
        ----------------------------------------
Name:   Christopher Healy
Title:  First Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS
                           --------------------------


        I,  _______________________________,  the Secretary of PRIMECAP  ODYSSEY
FUNDS, a statutory trust organized under the laws of the State of Delaware (the "Trust"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                                        Signature

                                            -----------------------------


                                            -----------------------------


                                            -----------------------------


                                            -----------------------------


                                            -----------------------------


                                            -----------------------------


                                            -----------------------------



                                    By:     ______________________________
                                            Secretary
                                    Dated:

                                   APPENDIX B
                                 TRUST OFFICERS


        I, ____________________________, the Secretary of PRIMECAP ODYSSEY FUNDS, a statutory trust organized under the laws of the State of Delaware (the "Trust"), do hereby certify that:

        The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:


Name              Position                         Signature
----              --------                         ---------


                  Chairman of the Board            _____________________________


                  President                        _____________________________


                  Treasurer                        _____________________________


                  Secretary                        _____________________________


                  Vice President and
                  Investment Officer               _____________________________


                  Vice President and
                  Investment Officer               _____________________________


                                    By:            _____________________________
                                    Secretary
                                    Dated:

                                   APPENDIX C
                               SELECTED COUNTRIES
                               ------------------


ARGENTINA                               LEBANON
AUSTRALIA                               LUXEMBOURG
AUSTRIA                                 MALAYSIA
BAHRAIN                                 MAURITIUS
BANGLADESH                              MEXICO
BELGIUM                                 MOROCCO
BERMUDA                                 THE NETHERLANDS
BOTSWANA                                NEW ZEALAND
BRAZIL                                  NORWAY
BULGARIA                                OMAN
CANADA                                  PAKISTAN
CHILE                                   PANAMA
CHINA/SHENZHEN                          PERU
CHINA/SHANGHAI                          THE PHILIPPINES
CLEARSTREAM                             POLAND
COLOMBIA                                PORTUGAL
CROATIA                                 ROMANIA
CZECH REPUBLIC                          RUSSIA
DENMARK                                 SINGAPORE
EGYPT                                   SLOVAKIA
ESTONIA                                 SLOVENIA
EUROCLEAR                               SOUTH AFRICA
FINLAND                                 SOUTH KOREA
FRANCE                                  SPAIN
GERMANY                                 SRI LANKA
GHANA                                   SWEDEN
GREECE                                  SWITZERLAND
HONGKONG                                TAIWAN
HUNGARY                                 THAILAND
ICELAND                                 TURKEY
INDIA                                   UGANDA
INDONESIA                               UKRAINE
IRELAND                                 UNITED KINGDOM
ISRAEL                                  UNITED STATES
ITALY                                   URUGUAY
JAPAN                                   VENEZUELA
JORDAN                                  VIETNAM
KAZAKHSTAN                              ZAMBIA
KENYA                                   ZIMBABWE

"*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon's usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks."

                                   APPENDIX D
                                   ----------

                                  LIST OF FUNDS
                                  -------------
                             (as of October 1, 2004)


PRIMECAP Odyssey Stock Fund

PRIMECAP Odyssey Aggressive Growth Fund

PRIMECAP Odyssey Growth Fund

                                    EXHIBIT A
                     CUSTOMER IDENTIFICATION PROGRAM NOTICE


[GRAPHIC OMITTED]MELLON

--------------------------------------------------------------------------------


                     CUSTOMER IDENTIFICATION PROGRAM NOTICE

        IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

        What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver's license, passport or documents showing existence of the entity.




--------------------------------------------------------------------------------











        Rev. 09/03